Exhibit 99.1
AMETEK Announces Record Third Quarter 2026 Results and Raises Full Year Guidance
Berwyn, Pa., Nov 3, 2026 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the third quarter ended September 30, 2026.
AMETEK’s third quarter 2026 sales were a record $2.22 billion, a 17% increase over the third quarter of 2025. On a GAAP basis, third quarter earnings were a record $1.85 per diluted share. Adjusted earnings for the third quarter were a record $2.21 per diluted share, up 17% from the prior year period. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization and transaction and integration costs of $0.36 per diluted share.
GAAP operating income for the quarter was a record $584.9 million. Adjusted operating income increased 20% to a record $594.7 million and operating margins were 26.8%, up 60 basis points from the third quarter of 2025. Operating cash flow in the quarter was up 27% to $560.6 million and free cash flow to net income conversion was 124%. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.
“AMETEK delivered outstanding results in the third quarter,” stated David A. Zapico, AMETEK Chairman and Chief Executive Officer. “Continued strong organic sales and orders growth, contributions from recent acquisitions, and tremendous operating performance led to 20% operating profit growth, an excellent 110 basis points of core margin expansion, and record free cash flow. In addition, during the third quarter we completed the acquisition of Indicor Instrumentation, an outstanding group of highly differentiated industrial technology businesses.”
Electronic Instruments Group (EIG)
EIG sales in the third quarter were a record $1.44 billion, an increase of 16% over the third quarter of 2025. On a GAAP basis, EIG’s third quarter operating income was a record $406.7 million. On an adjusted basis, EIG’s operating income was up 15% to a record $414.6 million.
"EIG delivered excellent results in the third quarter with robust sales growth, exceptional orders growth, and outstanding operating performance,” noted Mr. Zapico. “Sales growth in the quarter was broad based across our businesses driven by strong organic sales growth and contributions from recent acquisitions. Additionally, EIG’s tremendous operating performance drove core margin expansion of 60 basis points in the quarter.”

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Electromechanical Group (EMG)
EMG sales in the third quarter were a record $778.0 million, up 20% from the prior year period. In the quarter, EMG’s GAAP operating income was a record $210.0 million. On an adjusted basis, EMG’s operating income increased 29% to a record $212.0 million and operating income margins were 27.2%.
“EMG delivered exceptional results in the third quarter. Overall sales were up 20%, driven by outstanding, broad-based organic sales growth and contributions from recent acquisitions. EMG also delivered tremendous operating results with a sizeable 29% growth in adjusted operating profit and 210 basis points of core margin expansion," noted Mr. Zapico.
Fourth Quarter and Full Year 2026 Outlook
“Our performance in the third quarter showcased the quality of our businesses, attractiveness of our end market exposures and the proven effectiveness of the AMETEK Growth Model. Our businesses are well positioned as mission-critical providers of highly engineered solutions and their alignment with key secular growth trends supports our broad-based growth in sales and orders. Additionally, our operating results reflect the value of our disciplined capital deployment and acquisition strategy,” added Mr. Zapico.
“For 2026, we now expect overall sales to be up mid-teens on a percentage basis versus 2025. Adjusted earnings per diluted share are now expected to be in the range of $8.53 to $8.57, up approximately 15% from our full year 2025 results. This is an increase from our prior guidance range of $8.20 to $8.30 per diluted share reflecting our excellent third quarter results and outlook for the fourth quarter, as well as the expected contribution from the acquisition of Indicor Instrumentation,” he added.
“For the fourth quarter of 2026, overall sales are expected to be up in the low 20% range versus the fourth quarter of 2025. Adjusted earnings in the quarter are expected to be in the range of $2.26 to $2.30 per share, up 12% to 14% compared to the fourth quarter of 2025,” concluded Mr. Zapico.
Conference Call
AMETEK will webcast its third quarter 2026 investor conference call on Tuesday, November 3, 2026, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.
Corporate Profile
AMETEK (NYSE: AME) is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annualized sales of approximately $9.0 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, Technology Innovation, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. Founded in 1930, AMETEK has been listed on the NYSE for over 95 years and is a component of the S&P 500. For more information, visit www.ametek.com.

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Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance, are "forward-looking statements." These statements reflect management’s current expectations, estimates and projections regarding future events and are subject to known and unknown risks, uncertainties, and other factors that may cause actual results and outcomes to differ materially from expectations. These factors and uncertainties include, among others, risks related to the Company’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations, including supply chain disruptions, tariffs, trade disputes, foreign currency fluctuations and geopolitical developments; the Company’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; cybersecurity and information technology risks; compliance with government regulations, including environmental regulations; changes in the competitive environment, the effects of competition in the Company’s markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries the Company serves. A detailed discussion of these and other factors that may affect the Company’s future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements, unless required by the securities laws to do so.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$2,220,306	$1,892,641	$6,193,140	$5,402,668

Cost of sales	1,409,872	1,206,505	3,930,106	3,455,643
Selling, general and administrative	225,485	197,756	634,956	542,190
Total operating expenses	1,635,357	1,404,261	4,565,062	3,997,833
Operating income	584,949	488,380	1,628,078	1,404,835
Interest expense	(39,822)	(22,514)	(90,832)	(58,364)
Other (expense) income, net	(23,212)	(17,901)	(29,979)	(22,115)
Income before income taxes	521,915	447,965	1,507,267	1,324,356
Provision for income taxes	95,615	76,549	274,714	242,815
Net income	$426,300	$371,416	$1,232,553	$1,081,541

Diluted earnings per share	$1.85	$1.60	$5.36	$4.67
Basic earnings per share	$1.86	$1.61	$5.38	$4.69

Weighted average common shares outstanding:
Diluted shares	230,040	231,670	229,910	231,561
Basic shares	229,159	230,733	229,049	230,740

Dividends per share	$0.34	$0.31	$1.02	$0.93

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales:
Electronic Instruments	$1,442,321	$1,246,332	$4,028,010	$3,549,576
Electromechanical	777,985	646,309	2,165,130	1,853,092
Consolidated net sales	$2,220,306	$1,892,641	$6,193,140	$5,402,668

Operating income:
Segment operating income:
Electronic Instruments	$406,743	$352,437	$1,150,403	$1,050,915
Electromechanical	210,009	163,875	570,092	436,481
Total segment operating income	616,752	516,312	1,720,495	1,487,396
Corporate administrative expenses	(31,803)	(27,932)	(92,417)	(82,561)
Consolidated operating income	$584,949	$488,380	$1,628,078	$1,404,835

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$666,152	$457,951
Receivables, net	1,348,449	1,119,257
Inventories, net	1,366,845	1,106,405
Other current assets	393,853	336,229
Total current assets	3,775,299	3,019,842

Property, plant and equipment, net	901,486	855,215
Right of use assets, net	284,603	273,142
Goodwill	10,210,706	7,170,770
Other intangibles, investments and other assets	7,216,441	4,748,574
Total assets	$22,388,535	$16,067,543

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$639,822	$1,208,975
Accounts payable and accruals	1,998,404	1,633,777
Total current liabilities	2,638,226	2,842,752

Long-term debt, net	6,029,565	1,074,334
Deferred income taxes and other long-term liabilities	2,024,536	1,521,671
Stockholders' equity	11,696,208	10,628,786
Total liabilities and stockholders' equity	$22,388,535	$16,067,543

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2026	2025
EIG Segment operating income (GAAP)	$406,743	$352,437
Acquisition-related costs(1)	7,822	7,750
Adjusted EIG Segment operating income (Non-GAAP)	$414,565	$360,187

EMG Segment operating income (GAAP)	$210,009	$163,875
Acquisition-related costs(1)	1,945	—
Adjusted EMG Segment operating income (Non-GAAP)	$211,954	$163,875

Operating income (GAAP)	$584,949	$488,380
Acquisition-related costs(1)	9,767	7,750
Adjusted Operating income (Non-GAAP)	$594,716	$496,130

Other Income (Expense), net	$(23,212)	$(17,901)
Acquisition-related costs(1)	$18,069	$11,992
Adjusted Other Income (Expense) (Non-GAAP)	$(5,143)	$(5,909)

Diluted earnings per share (GAAP)	$1.85	$1.60
Acquisition-related costs(1)	0.12	0.09
Income tax benefit on acquisition-related costs(1)	(0.03)	(0.02)
Pretax amortization of acquisition-related intangible assets	0.35	0.29
Income tax benefit on amortization of acquisition-related intangible assets	(0.09)	(0.07)
Rounding	0.01	—
Adjusted Diluted earnings per share (Non-GAAP)	$2.21	$1.89

Cash provided by operating activities (GAAP)	$560,647	$440,865
Deduct: Capital expenditures	(33,242)	(20,913)
Free cash flow (Non-GAAP)	$527,405	$419,952

Free cash flow conversion (Non-GAAP)	124%	113%
______________________
(1) - Acquisition-related costs comprised of integration costs recorded in Cost of Sales and transaction costs unique to completed business combinations recorded in Other Income (Expense), net.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2026	2025
			Change
EIG Segment operating margin (GAAP)	28.2%	28.3%
Acquisition-related costs(1)	0.5%	0.6%
Adjusted EIG Segment operating margin (Non-GAAP)	28.7%	28.9%
Dilutive impact of acquisitions and foreign exchange(2)	0.8%	—%
Adjusted EIG Segment core operating margin (Non-GAAP)	29.5%	28.9%	0.6%

EMG Segment operating margin (GAAP)	27.0%	25.4%
Acquisition-related costs(1)	0.2%	—%
Adjusted EMG Segment operating margin (Non-GAAP)	27.2%	25.4%
Dilutive impact of acquisitions and foreign exchange(2)	0.3%	—%
Adjusted EMG Segment core operating margin (Non-GAAP)	27.5%	25.4%	2.1%

Operating income margin (GAAP)	26.3%	25.8%
Acquisition-related costs(1)	0.5%	0.4%
Adjusted operating income margin (Non-GAAP)	26.8%	26.2%	0.6%
Dilutive impact of acquisitions and foreign exchange(2)	0.5%	—%
Adjusted core operating income margin (Non-GAAP)	27.3%	26.2%	1.1%
______________________
(1) - Acquisition-related costs comprised of integration costs recorded in Cost of Sales and transaction costs unique to completed business combinations recorded in Other Income (Expense), net.
(2) - Operating income margins adjusted for dilutive impact from acquisitions completed in the last twelve months and the foreign exchange gain or loss.
Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non‑GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non‑GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non‑GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization, one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).

In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.

The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	December 31, 2026		December 31,2026
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.93	$1.97	$7.29	$7.33
Pretax amortization of acquisition-related intangible assets	0.44	0.44	1.39	1.39
Income tax benefit on amortization of acquisition-related intangible assets	(0.11)	(0.11)	(0.34)	(0.34)
Acquisition-related costs(3)	—	—	0.24	0.24
Income tax benefit on acquisition-related costs(3)	—	—	(0.05)	(0.05)
Adjusted Diluted earnings per share (Non-GAAP)	$2.26	$2.30	$8.53	$8.57
______________________
(3) - In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events. Acquisition-related costs represent actual September 30, 2026 year-to-date adjustments.

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non‑GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non‑GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non‑GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization, one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).

In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.

The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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